Exhibit 5.1
OPINION OF LATHAM & WATKINS LLP

12670 High Bluff Drive San Diego, California 92130 Tel: +1.858.523.5400 Fax: +1.858.523.5450 www.lw.com

February 10, 2023		FIRM / AFFILIATE OFFICES
		Austin	Milan
		Beijing	Munich
		Boston	New York
Mineralys Therapeutics, Inc. 150 N. Radnor Chester Road Suite F200 Radnor, PA 19087		Brussels	Orange County
		Century City	Paris
		Chicago	Riyadh
		Dubai	San Diego
		Düsseldorf	San Francisco
		Frankfurt	Seoul
		Hamburg	Shanghai
		Hong Kong	Silicon Valley
		Houston	Singapore
		London	Tel Aviv
		Los Angeles	Tokyo
		Madrid	Washington, D.C.
Re:	Registration Statement on Form S-8; 12,965,442 shares of Common Stock, par value $0.0001 per share
To the addressees set forth above:
We have acted as special counsel to Mineralys Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of an aggregate of 12,965,442 shares of common stock, $0.0001 par value per share (the “Shares”), of the Company, pursuant to the Company’s 2023 Incentive Award Plan (the “2023 Plan”), the Company’s 2020 Equity Incentive Plan, as amended (the “2020 Plan”), and the Company’s 2023 Employee Stock Purchase Plan (the “ESPP,” and together with the 2023 Plan and the 2020 Plan, the “Plans”). The Shares are included in a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 10, 2023 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectuses, other than as expressly stated herein with respect to the issuance of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws.
In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients, or certificates representing the Shares (in the form of the specimen certificate filed as an exhibit to the Company’s Registration Statement on Form S-1) have been manually signed by an authorized officer of the transfer agent and registrar therefor, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares, and when the Shares have been issued by the Company in the circumstances contemplated by the Plans for legal consideration in excess of par value, the issuance of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Sincerely,

/s/ Latham & Watkins LLP
2